EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:

Investor Relations 847-607-2012

STERICYCLE, INC. REPORTS RESULTS

FOR THE FOURTH QUARTER AND FULL YEAR ENDED 2016

Lake Forest, Illinois, February 15, 2017—Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the fourth quarter and the full year of 2016.

FOURTH QUARTER HIGHLIGHTS COMPARED TO PRIOR YEAR:

•	Revenues of $ 906.4 million, up 2.0%, including a 2.9% negative impact from foreign exchange
•	GAAP gross profit of $373.7 million, down 1.8%
•	GAAP earnings per diluted share (“GAAP EPS”) decreased 82.4% to $0.14 and Non-GAAP earnings per diluted share (“Non-GAAP EPS”) decreased 20.6% to $1.00

FOURTH QUARTER RESULTS

Revenues for the quarter ended December 31, 2016 were $906.4 million, up $18.1 million or 2.0% from $888.3 million in the fourth quarter of last year. Acquisitions contributed approximately $5.0 million to the current period’s growth in revenues. Divestitures negatively impacted current period revenues by $0.2 million. Revenues increased 4.9% compared to the fourth quarter of last year when adjusted for unfavorable foreign exchange impacts of $25.8 million. Organic revenues grew 4.4%, or 5.2% when adjusted for manufacturing and industrial services. See Tables 1A-1C.

“We were very pleased with our fourth quarter operational performance. Additionally, our recall team delivered a record-breaking quarter which enhanced our results,” said Charlie Alutto, President and Chief Executive Officer.

Gross profit, reported in accordance with U.S. generally accepted accounting principles (“GAAP”), was $373.7 million, down 1.8% from $380.4 million in the fourth quarter of last year. GAAP gross profit as a percentage of revenue was 41.2% compared to 42.8% in the fourth quarter of last year. Non-GAAP gross profit, when adjusted for contract exit costs as identified in Table 2, was $380.2 million, a decrease of 0.2% from $380.9 million in the fourth quarter of last year. Non-GAAP gross profit as a percentage of revenues was 42.0% compared to 42.9% in the fourth quarter of last year.

“Shred-it synergies remain on track. We completed the integration of the inside sales and customer service teams and established standardized best practices for our operational teams. Additionally our cross selling efforts produced several sizable wins among our national and hospital accounts,” said Brent Arnold, Chief Operating Officer.

GAAP earnings per diluted share decreased 82.4% to $0.14 from $0.82 in the fourth quarter of last year. Non-GAAP earnings per diluted share, when adjusted for various items, decreased 20.6% to $1.00 from $1.26 in the fourth quarter of last year. See Tables 3 and 4.

FULL YEAR HIGHLIGHTS COMPARED TO PRIOR YEAR

•	Revenues of $3.56 billion, up 19.3%, including a 2.9% negative impact from foreign exchange
•	GAAP gross profit of $1.50 billion, up 18.7%
•	GAAP EPS decreased 30.2% to $2.08 and Non-GAAP EPS decreased 4.6% to $4.52

FULL YEAR RESULTS

Revenues for the full year 2016 were $3.56 billion, up $576.4 million or 19.3% from $2.99 billion in the same period last year. Acquisitions contributed approximately $570.1 million to the current year’s growth in revenues. Divestitures negatively impacted current year revenues by $0.2 million. Revenues increased 22.2% compared to the same period last year when adjusted for unfavorable foreign exchange impact of $88.0 million. Organic revenues grew 3.2%, or 4.5% when adjusted for manufacturing and industrial services. See Tables 1A-1C.

GAAP gross profit was $1.50 billion, up $237.0 million or 18.7% from $1.27 billion in the same period last year. GAAP gross profit as a percentage of revenues was 42.2% compared to 42.4% in the same period last year. Non-GAAP gross profit, when adjusted for contract exit costs and plant conversion expenses as identified in Table 2, was $1.51 billion, up $244.6 million or 19.3% from $1.27 billion in the same period as last year. Non-GAAP gross profit as a percentage of revenues was flat at 42.5% in the fourth quarter of 2016 and 2015.

GAAP earnings per diluted share decreased 30.2% to $2.08 from $2.98 in 2015. Non-GAAP earnings per diluted share, when adjusted for various items, decreased 4.6% to $4.52 from $4.74 in the same period last year. See Tables 3 and 4.

Cash flow from operations for the year ended 2016 was $547.4 million, up 40.2% from $390.3 million in the same period last year.

CONFERENCE CALL INFORMATION

Conference call to be held February 15, 2017 4:00 p.m. Central time – Dial 866-516-6872 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available for 30 days by dialing 855-859-2056, access code 49243907. To hear a live simulcast of the call or access the audio archive, visit the investor relations page on www.stericycle.com.

PRESENTATION OF NON-GAAP INFORMATION

This press release includes certain non-GAAP financial measures, as defined in the SEC’s Regulation G. The Company reports its financial results in compliance with GAAP, but believes that also discussing non-GAAP financial measures allows for a better period over period comparison by removing the impact of items that, in management’s view, do not reflect the Company’s underlying operating performance. These measures are also used to evaluate senior management and are a factor in determining their at-risk compensation.

Adjusted diluted earnings per share, adjusted net income attributable to Stericycle common shareholders, adjusted gross profit, and adjusted revenue growth are described in the Reconciliation of Certain Non-GAAP Measures section of this document.

These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial results, but should be read in conjunction with the unaudited condensed consolidated statement of income and other information presented herein. The non-GAAP financial measures in the press release may differ from similar measures used by other companies. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure is included in the accompanying tables.

DISCUSSION OF ADJUSTING ITEMS FOR NON-GAAP MEASURES

For the purpose of evaluating revenues, we present non-GAAP revenues to show the impact of foreign currency, revenues from acquisitions and Manufacturing and Industrial Services (“M&I”). Management reviews and analyzes revenues excluding the effect of foreign currency translation and revenue from acquisitions because we believe this better represents the Company’s underlying business trends, including organic revenue growth. Separate presentation of M&I allows for visibility of a revenue stream that has shown greater volatility than our other service lines.

For the purpose of evaluating operating performance, we present our financials to show the impact of income and expenses in our non-GAAP earnings related to acquisitions. These adjustments include acquisition expense, integration expense, amortization expense, and the change in fair value of contingent consideration. This allows for comparison of period over period results without the impact of acquisition-related expenses.

For the purpose of evaluating operating performance, we additionally present our financials to show the impact of certain expenses and income in our non-GAAP earnings to allow for period over period comparison of financials without the impact of charges that may not occur each year and if so, are due to different factors. For the periods presented, these adjustments include litigation expense, restructuring and plant conversion expenses, contract exit costs, asset impairment charges, and insurance proceeds.

For the purpose of calculating the ultimate impact of our mandatory convertible preferred stock, we show the impact to our EPS by excluding the mandatory convertible preferred stock dividend and using the “if-converted” method of share dilution. This provides the reader insight to how our diluted shares will be affected after these preferred shares are converted to common shares.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

Table 1 – A: RECONCILIATION OF GAAP TO NON-GAAP REVENUE GROWTH – QTD Q4

	Three Months Ended December 31, 2016 and 2015
	In millions			Percentage Growth (%)
Global Revenue Details by Service	2016	2015	Growth	Organic	Acquisitions and Divestitures	Foreign Exchange
Regulated Waste and Compliance Services	$512.7	$520.3	$(7.5)	1.0%	0.4%	(2.8%)
Secure Information Destruction Services	185.2	178.1	7.1	4.8%	1.7%	(2.4%)
Communication and Related Services	112.4	86.6	25.9	31.4%	0.4%	(1.9%)
Manufacturing and Industrial Services	96.0	103.4	(7.4)	(1.5%)	(0.5%)	(5.1%)
Total Revenues, as Reported	906.4	888.3	18.1	4.4%	0.5%	(2.9%)
Less: Manufacturing and Industrial Services	(96.0)	(103.4)
Total Revenues, as Adjusted (Non-GAAP)	$810.4	$784.9	$25.5	5.2%	0.7%	(2.6%)

Domestic and Canada Revenues	$725.3	$687.5	$37.9	4.4%	1.1%	0.0%
International Revenues	181.1	200.8	(19.8)	4.5%	(1.5%)	(12.8%)
Total Revenues, as Reported	$906.4	$888.3	$18.1	4.4%	0.5%	(2.9%)

Table 1 – B: RECONCILIATION OF GAAP TO NON-GAAP REVENUE GROWTH – YTD

	Years Ended December 31, 2016 and 2015
	In millions			Percentage Growth (%)
Global Revenue Details by Service	2016	2015	Growth	Organic	Acquisitions and Divestitures	Foreign Exchange	Total
Regulated Waste and Compliance Services	$2,063.0	$2,064.9	$(1.9)	2.1%	0.5%	(2.7%)	(0.1%)
Secure Information Destruction Services	747.5	178.1	569.4	N/A	N/A	N/A	N/A
Communication and Related Services	370.4	334.1	36.3	10.5%	1.8%	(1.5%)	10.9%
Manufacturing and Industrial Services	381.5	408.8	(27.4)	(4.8%)	2.4%	(4.3%)	(6.7%)
Total Revenues, as Reported	3,562.3	2,985.9	576.4	3.2%	19.1%	(2.9%)	19.3%
Less: Manufacturing and Industrial Services	(381.5)	(408.8)
Total Revenues, as Adjusted (Non-GAAP)	$3,180.9	$2,577.1	$603.8	4.5%	21.7%	(2.8%)	23.4%

Domestic and Canada Revenues	$2,810.7	$2,269.1	$541.5	2.7%	21.3%	(0.1%)	23.9%
International Revenues	751.7	716.8	34.9	4.6%	12.2%	(12.0%)	4.9%
Total Revenues, as Reported	$3,562.3	$2,985.9	$576.4	3.2%	19.1%	(2.9%)	19.3%

Table 1 – C: DISAGGREGATED REVENUE GROWTH – 2016

In millions
	Three Months Ended December 31, 2016	Year Ended December 31, 2016
Organic	$39.1	$94.6
Acquisitions	5.0	570.1
Divestitures	(0.2)	(0.2)
Foreign Exchange	(25.8)	(88.0)
Total Growth	$18.1	$576.4

Table 2: RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT

In millions
	Three Months Ended December 31,				Years Ended December 31,
	2016		2015		2016		2015
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
Gross Profit, as Reported	$373.7	41.2%	$380.4	42.8%	$1,503.2	42.2%	$1,266.2	42.4%
Contract exit costs	6.5	0.7%	-	0.0%	8.3	0.2%	-	0.0%
Plant Conversion Expenses	-	0.0%	0.5	0.1%	0.8	0.0%	1.5	0.1%
Gross Profit, as Adjusted (Non-GAAP)	$380.2	42.0%	$380.9	42.9%	$1,512.3	42.5%	$1,267.7	42.5%

Table 3: RECONCILIATION OF GAAP TO NON-GAAP NET INCOME ATTRIBUTABLE TO STERICYCLE COMMON SHAREHOLDERS

In millions, except share and per share data
	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Net Income Attributable to Stericycle, Inc. Common Shareholders, As Reported	$12.3	70.7	$177.8	256.9
Adjustments:
Amortization Expense [a]	27.0	18.5	129.3	45.5
Acquisition Expenses	1.8	(0.8)	9.6	39.1
Integration Expenses	26.6	20.4	87.6	51.7
Litigation and Professional Service Expenses	7.5	0.6	12.9	59.7
Changes in Fair Value of Contingent Consideration	0.0	-	(2.1)	(0.6)
Restructuring and Plant Conversion Expenses	2.3	4.6	4.0	22.7
Contract Exit Costs	1.2	-	24.0	-
Asset impairment charges [b]	31.0	1.8	31.0	1.8
Insurance Proceeds	-	-	(3.1)	-
Add Back Convertible Preferred Stock Dividend	9.6	10.1	39.4	10.1
Total Adjustments	106.9	55.3	332.7	230.0
Tax Effect of above adjustments [c]	(29.0)	(10.4)	(98.2)	(70.8)
Net Income Attributable to Stericycle, Inc. Common Shareholders, as Adjusted (Non-GAAP)	$90.3	$115.6	$412.3	$416.1
EPS, as Reported	$0.14	$0.82	$2.08	$2.98
EPS, as Adjusted (Non-GAAP)	$1.00	$1.26	$4.52	$4.74
Weighted average number of common shares outstanding - diluted	85,433,490	85,949,461	85,610,219	86,162,609
Additional Dilution Under If-Converted Method	5,348,094	5,481,207	5,528,257	1,648,318
Diluted Weighted Average Number of Common Shares Outstanding Under If-Converted Method	90,781,584	91,430,668	91,138,476	87,810,927

a)

Beginning in the quarter ended March 31, 2016, the Company has started to exclude amortization expense from non-GAAP EPS. For comparable reporting, the Company’s previously reported 2015 results are adjusted to reflect the change.

b)

Asset impairment charges included $28.5 million in “Selling, general and administrative expenses exclusive of depreciation” and $2.5 million with “Other (expense)/ income, net” on our Consolidated Statement of Income.

c)	The tax effect of the adjustments is calculated based on applying the appropriate tax rate for the jurisdictions in which the adjustment occurred for the respective periods.

Table 4: RECONCILIATION OF GAAP TO NON-GAAP EPS

	Three Months Ended December 31,				Years Ended December 31,
			Change				Change
	2016	2015	$	%	2016	2015	$	%
EPS, as Reported	$0.14	$0.82	$(0.68)	-82.4%	$2.08	$2.98	$(0.90)	-30.2%
Amortization Expense	0.20	0.14			0.98	0.35
Acquisition Expenses	0.01	0.00			0.07	0.34
Integration Expenses	0.21	0.15			0.65	0.39
Litigation and Professional Service Expenses	0.05	0.05			0.09	0.46
Changes in Fair Value of Contingent Consideration	0.00	0.00			(0.02)	(0.01)
Restructuring and Plant Conversion Expenses	0.02	0.04			0.04	0.18
Contract Exit Costs	0.01	0.00			0.21	0.00
Asset Impairment Charges	0.31	0.02			0.31	0.02
Insurance Proceeds	0.00	0.00			(0.04)	0.00
Add Back Convertible Preferred Stock Dividend	0.11	0.12			0.46	0.12
Total Impact of All Adjustments Including Convertible Preferred Stock Dividend	(0.06)	(0.08)			(0.31)	(0.09)
EPS, as Adjusted (Non-GAAP)	$1.00	$1.26	$(0.26)	-20.6%	$4.52	$4.74	$(0.22)	-4.6%
Diluted Weighted Average Number of Common Shares Outstanding Under If-Converted Method	90,781,584	91,430,668			91,138,476	87,810,927

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: This press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic and market conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information, increases in transportation and other operating costs, the level of governmental enforcement of regulations governing regulated waste collection and treatment or the proper handling and protection of personal and confidential information, our obligations to service our substantial indebtedness and to comply with the covenants and restrictions contained in our private placement notes, term loan credit facility and revolving credit facility, our ability to execute our acquisition strategy and to integrate acquired businesses, competition and demand for services in the regulated waste and secure information destruction industries, political, economic and currency risks related to our foreign operations, impairments of goodwill or other indefinite-lived intangibles, variability in the demand for services we provide on a project or non-recurring basis, exposure to environmental liabilities, fluctuations in the price we receive for the sale of paper, disruptions in or attacks on our information technology systems, compliance with existing and future legal and regulatory requirements, as well as other factors described in our filings with the U.S. Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

In thousands
	December 31,
	2016	2015
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$44,189	$55,634
Short-term investments	62	69
Accounts receivable, net	633,650	614,494
Prepaid expenses	47,864	46,740
Assets held for sale	8,147	-
Other current assets	38,207	44,891
Total Current Assets	772,119	761,828
Property, plant and equipment, net	724,086	665,602
Goodwill	3,596,882	3,758,177
Intangible assets, net	1,861,973	1,842,561
Other assets	29,555	36,995
Total Assets	$6,984,615	$7,065,163

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$72,974	$161,409
Accounts payable	148,055	149,202
Accrued liabilities	234,504	197,329
Deferred revenues	17,902	16,989
Liabilities held for sale	1,871	-
Other current liabilities	65,990	62,420
Total Current Liabilities	541,296	587,349

Long-term debt, net of current portion	2,878,149	3,040,352
Deferred income taxes	651,177	608,272
Other liabilities	98,137	81,352
Equity:
Mandatory convertible preferred stock	7	8
Common stock	852	849
Additional paid-in capital	1,166,457	1,143,020
Accumulated other comprehensive loss	(367,783)	(282,631)
Retained earnings	2,005,674	1,868,645
Total Stericycle, Inc. Equity	2,805,207	2,729,891
Noncontrolling interests	10,649	17,947
Total Equity	2,815,856	2,747,838
Total Liabilities and Equity	$6,984,615	$7,065,163

STERICYCLE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

In thousands, except share and per share data
	Three Months Ended December 31,				Years Ended December 31,
	2016		2015		2016		2015
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
	(Unaudited)				(Unaudited)

Revenues	$906,396	100.0%	$888,304	100.0%	$3,562,342	100.0%	$2,985,908	100.0%
Cost of revenues ("COR") exclusive of depreciation	513,159	56.6%	489,030	55.1%	1,970,584	55.3%	1,658,081	55.5%
Depreciation	19,564	2.2%	18,919	2.1%	88,546	2.5%	61,642	2.1%
Total cost of revenues	532,723	58.8%	507,949	57.2%	2,059,130	57.8%	1,719,723	57.6%

Gross profit, as reported	373,673	41.2%	380,355	42.8%	1,503,212	42.2%	1,266,185	42.4%
Gross profit, as adjusted (non-GAAP)	380,239	42.0%	380,862	42.9%	1,512,253	42.5%	1,267,693	42.5%

Selling, general and administrative expenses ("SG&A") exclusive of depreciation	290,103	32.0%	222,297	25.0%	1,029,397	28.9%	758,301	25.4%
Depreciation	9,655	1.1%	7,519	0.8%	34,752	1.0%	20,272	0.7%
Total SG&A expense, as reported	299,758	33.1%	229,816	25.9%	1,064,149	29.9%	778,573	26.1%
Total SG&A expense, as adjusted (non-GAAP)	211,495	23.3%	185,075	20.8%	779,341	21.9%	560,216	18.8%

Income from operations, as reported	73,915	8.2%	150,539	16.9%	439,063	12.3%	487,612	16.3%
Income from operations, as adjusted (non-GAAP) exclusive of adjusting items shown below	168,744	18.6%	195,787	22.0%	732,912	20.6%	707,477	23.7%

Adjusting items:
Plant conversion expenses (COR)	-	0.0%	507	0.1%	760	0.0%	1,508	0.1%
Contract exit costs (COR)	6,566	0.7%	-	0.0%	8,281	0.2%	-	0.0%
Amortization (SG&A)	26,989	3.0%	18,541	2.1%	129,300	3.6%	45,498	1.5%
Acquisition expenses (SG&A)	1,784	0.2%	(818)	-0.1%	9,646	0.3%	39,138	1.3%
Integration expenses (SG&A)	26,579	2.9%	20,432	2.3%	87,587	2.5%	51,689	1.7%
Litigation and professional services expenses (SG&A)	7,459	0.8%	645	0.1%	12,904	0.4%	59,651	2.0%
Change in fair value of contingent consideration (SG&A)	34	0.0%	-	0.0%	(2,051)	-0.1%	(640)	0.0%
Restructuring and plant conversion expenses (SG&A)	2,329	0.3%	4,160	0.5%	3,226	0.1%	21,240	0.7%
Contract exit costs (SG&A)	(5,379)	-0.6%	-	0.0%	15,724	0.4%	-	0.0%
Asset impairment charges (SG&A)	28,468	3.1%	1,781	0.2%	28,472	0.8%	1,781	0.1%
Total adjustments	94,829	10.5%	45,248	5.1%	293,849	8.2%	219,865	7.4%

Other income (expense):
Interest expense, net	(24,620)	-2.7%	(24,908)	-2.8%	(97,709)	-2.7%	(77,274)	-2.6%
Other (expense)/ income, net	(7,149)	-0.8%	4,525	0.5%	(7,586)	-0.2%	569	0.0%
Total other expense	(31,769)	-3.5%	(20,383)	-2.3%	(105,295)	-3.0%	(76,705)	-2.6%

Income before income taxes	42,146	4.6%	130,156	14.7%	333,768	9.4%	410,907	13.8%

Income tax expense	23,635	2.6%	49,618	5.6%	126,259	3.5%	142,894	4.8%

Net income	18,511	2.0%	80,538	9.1%	207,509	5.8%	268,013	9.0%

Less: net income attributable to noncontrolling interests	157	0.0%	(289)	0.0%	1,540	0.0%	967	0.0%

Net income attributable to Stericycle, Inc.	18,354	2.0%	80,827	9.1%	205,969	5.8%	267,046	8.9%

Less: mandatory convertible preferred stock dividend	9,561	1.1%	10,106	1.1%	39,414	1.1%	10,106	0.3%
Less: gain on repurchase of preferred stock	(3,538)	-0.4%	-	0.0%	(11,285)	-0.3%	-	0.0%

Net income attributable to Stericycle, Inc. common shareholders	$12,331	1.4%	$70,721	8.0%	$177,840	5.0%	$256,940	8.6%

Earnings per share - diluted	$0.14		$0.82		$2.08		$2.98

Weighted average number of common shares outstanding - diluted	85,433,490		85,949,461		85,610,219		86,162,609

STERICYCLE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

In thousands
	Years Ended December 31,
	2016	2015
	(Unaudited)
Operating Activities:
Net income	$207,509	$268,013
Adjustments to reconcile net income to net cash provided by operating activities:
Stock compensation expense	20,455	21,750
Excess tax benefit of stock options exercised	-	(16,897)
Depreciation	123,298	81,914
Amortization	129,300	45,498
Deferred income taxes	7,020	(10,294)
Asset impairment charges	28,472	8,107
Other, net	975	(640)
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(41,884)	(55,890)
Accounts payable	6,041	26,366
Accrued liabilities	34,502	26,060
Deferred revenue	1,382	(4,615)
Other assets and liabilities	30,311	956
Net cash provided by operating activities	547,381	390,328

Investing Activities:
Payments for acquisitions, net of cash acquired	(63,917)	(2,419,437)
Proceeds from investments	7	294
Proceeds from insurance settlement	2,358	-
Proceeds from sale of business	790	-
Proceeds from sale of property and equipment	1,316	-
Capital expenditures	(136,160)	(114,761)
Net cash used in investing activities	(195,606)	(2,533,904)

Financing Activities:
Repayments of long-term debt and other obligations	(89,215)	(93,172)
Proceeds from foreign bank debt	76,237	53,747
Repayments of foreign bank debt	(84,114)	(87,308)
Proceeds from term loan	-	1,550,000
Repayments of term loan	(250,000)	(300,000)
Proceeds from private placement of long-term note	-	600,000
Repayments of private placement of long-term note	-	(100,000)
Proceeds from senior credit facility	1,464,902	1,907,402
Repayments of senior credit facility	(1,393,323)	(2,004,385)
Repayments of capital lease obligations	(5,313)	(3,865)
Payments of deferred financing costs	(605)	(9,903)
Payment for hedge	-	(8,833)
Payments for repurchase of common stock	(40,814)	(130,576)
Payments for repurchase of mandatory convertible preferred stock	(30,910)	-
Proceeds from issuances of mandatory convertible preferred stock	-	746,900
Proceeds from issuances of common stock	37,504	60,124
Dividends paid on mandatory convertible preferred stock	(39,414)	(10,106)
Excess tax benefit of stock options exercised	-	16,897
Payments to noncontrolling interests	(8,190)	(5,714)
Net cash (used in)/ provided by financing activities	(363,255)	2,181,208
Effect of exchange rate changes on cash and cash equivalents	35	(4,234)
Net (decrease)/ increase in cash and cash equivalents	(11,445)	33,398
Cash and cash equivalents at beginning of period	55,634	22,236

Cash and cash equivalents at end of period	$44,189	$55,634

Non-cash activities:
Net issuances of obligations for acquisitions	$44,230	$80,189